                                                                    EXHIBIT 99.1



                                  PRESS RELEASE

FOR RELEASE:      JANUARY 18, 2000          CONTACT: JAMES E. BURT, III
                  8:00 A.M. E.D.T.                   (704) 732-2222

-------------------------------------------------------------------------------


                  CAROLINA FIRST REPORTS 31% EARNINGS INCREASE


         Carolina First BancShares, Inc. (Nasdaq: CFBI ) reported fourth quarter net income of $1.7 million, or $0.29 per diluted share, compared to $.7 million, or $0.12 per diluted share, in the fourth quarter of 1998. For comparative purposes, the 1998 fourth quarter results included $1.8 million after tax or $0.29 per diluted share of restructuring and merger related expenses associated with the acquisition of Community Bank & Trust Company.

         Net income for the fourth quarter of 1999 was negatively impacted due to additional expenses related to compensation cost for health insurance plans and supplemental retirement plans and professional fees associated with establishing a real estate investment trust totaling approximately $1 million, ($.7 million after tax or $0.11 per diluted share). Fourth quarter net income also included $.3 million of pretax securities losses ($.2 million after tax or $0.03 per diluted share). Excluding these expenses and securities losses, net income for the fourth quarter of 1999 amounted to $2.6 million, or $0.43 per diluted share, compared to net income of $2.5 million excluding restructuring and merger related, or $0.41 per diluted share for the fourth quarter of 1998.

         Net income for 1999 was $8.8 million, or $1.45 per diluted share, compared to $6.7 million or $1.11 per diluted share, during 1998. Net income for 1999, excluding the expenses and securities losses noted above totaling approximately $1.4 million ($1.0 million after tax or $.16 per diluted share), amounted to $9.8 million, or $1.61 per diluted share, compared to net income of $8.3 million, excluding restructuring and merger related expenses, or $1.40 per diluted share for the same period in 1998. James E. Burt, III, Chief Executive Officer and President of Carolina First stated that he was very pleased with the growth in commercial and consumer lending and deposit transaction accounts during 1999 while also merging Community Bank products and systems into those of Carolina First.

         Net interest income for the fourth quarter of 1999 increased to $9.1 million, up 17% compared to the same quarter of 1998. Net interest income for the year ended December 31, 1999 increased 15% to $34.5 million, compared to $30 million in the comparable period in 1998. These increases represent the strong economy in which the Company operates and also the growth realized in commercial and consumer lending.

NONINTEREST INCOME AND EXPENSES

         Noninterest income for the fourth quarter of 1999 totaled $1.9 million compared to $2.2 million for the same period in 1998. For comparative purposes, 1999 fourth quarter results include total securities losses of $.3 million from the sale of securities. Excluding these losses, noninterest income remained flat compared to the fourth quarter of 1998. An increase in service charges of 9.3%, resulting from revenue growth generated from the expansion of deposit transaction accounts, was offset by a 29% decline in mortgage banking fees.

         Noninterest income totaled $8 million for the years ended December 31, 1999 and 1998. For comparative purposes, the 1999 results included losses of $.3 million from the sale of securities. Excluding these securities losses, noninterest income increased 3% for 1999 compared to 1998.

         Noninterest expense for the fourth quarter of 1999 totaled $7.9 million compared to $7.7 million for the same period in 1998. For comparative purposes, the 1998 fourth quarter results included restructuring and merger related expenses of $2.1 million and the 1999 fourth quarter results included expenses of $1 million related to compensation cost for health insurance plans and supplemental retirement plans and professional fees associated with establishing a real estate investment trust.

         Noninterest expense for 1999 totaled $28 million compared to $25.9 million for 1998. For comparative purposes, the 1998 results included restructuring and merger related expenses of $2.1 million and 1999 results included expenses of $1.1 million related to health insurance plans and supplemental retirement plans and professional fees associated with establishing a real estate investment trust.

BALANCE SHEET

         Net loans were $533.9 million at December 31, 1999 compared to $469.4 million at December 31, 1998. This increase of 13.7% is in commercial and consumer loans and reflects the strong markets in which Carolina First operates. The provision for loan losses for 1999 totaled $1.7 million compared to $1.4 million in 1998. The provision for loan losses was $.5 million for both the fourth quarter 1999 and 1998. Nonaccrual loans totaled $2.6 million in 1999 compared to $1.4 million in 1998, an increase of $1.2 million. The Company believes these loans are adequately collateralized at December 31, 1999. Nonperforming assets remain less than one half of one percent of total assets. The allowance for loan losses remained relatively constant at 1.42% of loans for 1999 and 1.41% for 1998.

         Total deposits at December 31, 1999 amounted to $667 million, compared to $653 million for 1998. This modest (2.2%) growth was due primarily to a pricing decision in early 1999 to increase earnings and the net interest margin. This action curbed time deposit growth, however deposit transaction accounts increased by 10% as the Company continued to increase market share in its existing markets. At December 31, 1999, the Company had other borrowings of $38 million that were used to fund asset growth. Shareholders' equity at December 31, 1999 was $66 million, which represents a book value per share of $10.99 and an equity-to-assets percentage of 8.39%.

CORPORATE PROFILE

         Carolina First BancShares, Inc. is the parent company of Lincoln Bank of North Carolina, Cabarrus Bank of North Carolina and Community Bank & Trust Co. and is a regional financial services company with assets of $786 million. Carolina First provides businesses and individuals with a broad range of financial products and services. Common stock for Carolina First is traded under the symbol "CFBI" on the Nasdaq national market.

         This news release contains forward-looking statements. Such statements are subject to certain factors which may cause the company's results to vary from those expected, including the risks set forth from time to time in the company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.


                  (SELECTED FINANCIAL INFORMATION IS ATTACHED)

CAROLINA FIRST BANCSHARES, INC. AND SUBSIDIARIES
(UNAUDITED, EXCEPT FOR DECEMBER 1998 AMOUNTS)


CONSOLIDATED BALANCE SHEETS
(DOLLARS IN THOUSANDS)                             December 31,  December 31,
ASSETS:                                                1999          1998        Change
                                                   ------------  ------------   --------
Cash and due from banks .......................      $ 33,659      $ 28,611         17.6 %
Federal funds sold ............................            --        13,221       (100.0)
Interest earning bank deposits ................           439           777        (43.5)
Investment securities .........................        36,083        33,306          8.3
Securities available for sale .................       151,079       154,384         (2.1)
Loans, net ....................................       533,877       469,386         13.7
Other assets ..................................        30,961        31,940         (3.1)
                                                     --------      --------      -------
     Total assets .............................      $786,099      $731,626          7.4%
                                                     ========      ========      =======
LIABILITIES AND SHAREHOLDERS' EQUITY:
Total deposits ................................      $666,980      $652,603          2.2%
Repurchase agreements .........................        11,351        10,400          9.1
Other borrowings ..............................        38,694           675      5,633.3
Other liabilities .............................         3,103         5,971        (48.0)
                                                     --------      --------      -------
     Total liabilities ........................       720,127       669,649          7.5
     Total shareholders' equity ...............        65,971        61,978          6.4
                                                     --------      --------      -------
     Total liabilities and shareholders' equity      $786,099      $731,626          7.4%
                                                     ========      ========      =======



CONSOLIDATED STATEMENTS OF INCOME             Three Months Ended December 31,              For The Year Ended December 31,
(DOLLARS IN THOUSANDS)                        -------------------------------            ----------------------------------
                                                1999          1998            Change      1999           1998                Change
                                              ---------------------------------------    ----------------------------------  ------
Interest and fees on loans ................   $ 12,168       $10,766             13.0%   $ 45,656       $40,848              11.8%
Interest and dividends on securities ......      2,843         2,425             17.2      11,486         9,885              16.2
Other interest income .....................         67           442            (84.8)        412         1,319             (68.8)
                                              --------       -------          -------    --------       -------             -----
     Total interest income ................     15,078        13,633             10.6      57,554        52,052              10.6
                                              --------       -------          -------    --------       -------             -----
Interest on deposits ......................      5,359         5,688             (5.8)     21,730        21,572               0.7
Other interest expense ....................        593           127            366.9       1,301           499             160.7
                                              --------       -------          -------    --------       -------             -----
     Total interest expense ...............      5,952         5,815              2.4      23,030        22,071               4.3
                                              --------       -------          -------    --------       -------             -----
        Net interest income ...............      9,127         7,818             16.7      34,524        29,981              15.1
Provision for loan losses .................        485           485               --       1,655         1,365              21.2
                                              --------       -------          -------    --------       -------             -----
        Net interest income after provision      8,641         7,333             17.8      32,868        28,616              14.9
                                              --------       -------          -------    --------       -------             -----
Charges on deposit accounts ...............      1,105         1,011              9.3       4,113         3,865               6.4
Insurance commissions .....................        198           103             92.2         635           603               5.3
Other service fees and commissions ........        303           382            (20.7)      1,398         1,445              (3.3)
Mortgage banking income ...................        139           198            (29.8)        604           671             (10.0)
Securities gains (losses), net ............       (277)            0               --        (239)           54            (542.6)
Other noninterest income ..................        429           469             (8.5)      1,514         1,410               7.4
                                              --------       -------          -------    --------       -------             -----
     Total noninterest income .............      1,897         2,163            (12.3)      8,024         8,048              (0.3)
                                              --------       -------          -------    --------       -------             -----
Salaries and benefits .....................      4,107         2,846             44.3      13,775        12,038              14.4
Occupancy and equipment ...................        969           848             14.3       3,710         3,253              14.1
Federal and other insurance premiums ......         54            52              3.8         196           209              (6.2)
Office supplies ...........................        193           238            (18.9)        871           938              (7.1)
Data processing ...........................        354           186             90.3       1,248           680              83.5
Restructuring and merger related expenses .         --         2,070           (100.0)         --         2,069            (100.0)
Other noninterest expense .................      2,235         1,501             48.9       8,187         6,668              22.8
                                              --------       -------          -------    --------       -------             -----
     Total noninterest expense ............      7,912         7,741              2.2      27,987        25,855               8.2
                                              --------       -------          -------    --------       -------             -----
        Income before income taxes ........      2,626         1,755             49.7      12,906        10,809              19.4
Income taxes ..............................        890         1,010            (11.9)      4,130         4,100               0.7
                                              --------       -------          -------    --------       -------             -----
        Net income ........................   $  1,736       $   745            133.0%   $  8,776       $ 6,709              30.8%
                                              ========       =======          =======    ========       =======             =====

Net interest income, taxable equivalent ...     34,735        30,151             15.2       9,180         7,864              16.7


SHARE INFORMATION                             Three Months Ended December 31,                  Year Ended December 31,
                                       -------------------------------------------    ------------------------------------------
                                           1999            1998             Change         1999          1998             Change
                                       ------------     ------------      --------    -------------   -----------       --------
Basic income per share:
     Net income ................      $        0.29    $        0.13       123.1%     $        1.47   $        1.14       28.9%
     Average common
        equivalent shares ......          5,988,692        5,934,070         0.9          5,988,692       5,908,855        1.4
Diluted income per share:
     Net income ................      $        0.29    $        0.12       141.7      $        1.45   $        1.11       30.6
     Average common
        equivalent shares ......          6,081,239        6,072,055         0.2          6,070,414       6,059,788        0.2
Shares outstanding at period end          6,000,127        5,936,410         1.1          6,000,127       5,936,410        1.1
Cash dividends declared ........      $        0.10    $        0.08        25.0      $        0.38   $        0.31       22.6
Book value .....................      $       10.99    $       10.44         5.2      $       10.99   $       10.44        5.3

CAROLINA FIRST BANCSHARES, INC. AND SUBSIDIARIES
(UNAUDITED, EXCEPT FOR DECEMBER 1998 AMOUNTS)

                                      December 31,    December 31,
Loan Portfolio                            1999            1998              Change
                                        ---------     ----------------------------
(DOLLARS IN THOUSANDS)
Commercial ...................          $309,070          $270,650            14.2 %
Real estate ..................            22,667            25,438           (10.9)
Home equity ..................            46,020            35,003            31.5
Installment ..................           163,783           145,018            12.9
                                        --------          --------          ------
     Total ...................          $541,540          $476,109            13.7%
                                        ========          ========          ======

                                                 December 31,     December 31,
                                                     1999            1998         Change
                                                 -----------     -----------------------
NONPERFORMING ASSETS
(Dollars in thousands)
Nonaccrual loans .......................          $2,615          $1,432          82.6 %
Loans 90 days or more past due and
     still accruing interest ...........             178             111          60.4
Other Real Estate ......................             221             326         (32.2)
                                                  ------          ------          ----
     Total nonperforming assets ........          $3,014          $1,869          61.3%
                                                  ======          ======          ====

                                                     12 Months Ended December 31,
                                                     ----------------------------
                                                      1999                  1998            Change
                                                     ---------------------------------------------
ALLOWANCE FOR LOAN LOSSES
(Dollars in thousands)
Beginning balance (January 1) ...............          $ 6,724           $ 5,837             15.2%
Provision charged to operations .............            1,655             1,365             21.2
Charge-offs .................................             (857)             (680)            26.0
Recoveries ..................................              141               202            (30.2)
     Net loan charge-offs ...................             (716)             (478)            49.8
                                                       -------           -------           ------
        Ending balance ......................          $ 7,663           $ 6,724             14.0%
                                                       =======           =======           ======


SELECTED AVERAGE BALANCES                      Three Months Ended December 31,                For The Year Ended December 31,
                                            ------------------------------------              -------------------------------
(Dollars in thousands)                        1999               1998           Change          1999               1998     Change
                                            --------          ------------------------        ------------------------------------
Loans.....................................  $525,264          $454,046          15.7%         $494,732          $423,246    16.9 %
Securities................................   192,606           168,381          14.4           198,522           168,243    18.0
Total interest earning assets.............   716,122           657,106           9.0           700,960           616,975    13.6
Assets....................................   779,180           715,737           8.9           758,740           669,979    13.2
Deposits..................................   564,960           546,416           3.4           568,175           513,464    10.7
Total interest bearing liabilities........   603,196           556,743           8.3           593,164           522,548    13.5
Shareholders' equity......................    67,105            65,090           3.1            64,959            58,069    11.9


                                        Three Months Ended December 31,                     For The Year Ended December 31,
                                        -------------------------------                   ---------------------------------
SELECTED YIELD/COST RATES                   1999              1998           CHANGE         1999          1998             CHANGE
                                        ----------     -----------------------------      ----------------------------------------
Yield on loans........................       9.27 %          9.48%            (21)BP        9.23 %        9.65 %            (42)BP
Yield on securities...................       6.02            5.87              15           5.89          5.98               (9)
Yield on interest earning assets......       8.42            8.30              12           8.24          8.46              (22)
Cost of deposits......................       3.79            4.16             (37)          3.82          4.20              (38)
Cost of interest bearing liabilities..       3.95            4.18             (23)          3.88          4.22              (34)
Interest rate spread..................       4.48            4.11              37           4.36          4.24               12
Net interest margin...................       5.11            4.76              35           4.96          4.89                7

                                                                       12 Months Ended December 31,
                                                            ---------------------------------------------
                                                                1999             1998           Change
                                                            ---------          ----------   -------------
SIGNIFICANT FINANCIAL/OPERATING RATIOS
Return on average assets .........................               1.16%           1.00%           16 BP
Return on average equity .........................              13.51           11.55           196
Efficiency ratio** ...............................              69.32           71.26          (194)
Allowance for loan losses to gross loans .........               1.42            1.41             0
Nonperforming assets to total assets .............               0.38            0.26            12
Reserves to nonperforming loans ..................             274.36          435.77       (16,141)
Interest bearing liabilities to earning assets ...              98.34           99.86          (152)
Equity to assets .................................               8.39            8.47            (8)
Gross loans to deposits ..........................              81.19           72.96           823
Earning assets to total assets ...................              92.75           90.84           191

==============================================================================
BP      Change is measured in basis points
** Noninterest expense less foreclosed property expense divided by the sum of taxable equivalent net interest income plus noninterest income adjusted for non-recurring income.